UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2005
Planet Technologies, Inc.
(Formerly known as “Planet Polymer Technologies, Inc.”)
(Exact name of registrant as specified in its charter)
California
(State or other jurisdiction of incorporation)

0-26804	33-0502606
(Commission File No.)	(IRS Employer Identification No.)
6835 Flanders Drive, Suite 100
San Diego, California 92121
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (858) 457-4742

☐ Written communications pursuant to Rule 425 under the Exchange Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 99.6

Item 3.02. Unregistered Sales of Equity Securities.
On or about August 1, 2005, Planet Technologies, Inc. (the “Company”) completed a private placement in the total cash amount of $2,765,000, at $2.50 per share, for a total offering of 1,106,000 common stock shares.
Windamere III, LLC (“Windamere”) acquired 586,000 common stock shares in the Company which increased its holding in the Company to 26.3% of the outstanding shares.
On the same day, Fog City Fund, LLC (“Fog City”) acquired 500,000 common stock shares in the Company. With this acquisition, Fog City now owns 14.8% of the Company’s common stock.
The remaining 20,000 common stock shares were acquired for cash by other accredited investors.
The Company relied upon an exemption from registration pursuant to Section 4(2) of, and Regulation D, promulgated under, the Securities Act. All of the aforementioned transactions occurred without any general solicitation or advertising, were offered only to a limited group of accredited investors and each of the investors are accredited investors as defined in Rule 501 of the Securities Act.
Item 9.01. Financial Statements and Exhibits.
     99.6 Press Release dated August 3, 2005.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Planet Technologies, Inc.
Dated: August 3, 2005	By:	/s/ Scott L. Glenn
Scott L. Glenn
Chief Executive Officer and President

2